Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Report”) of Bellicum Pharmaceuticals, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, the undersigned, in their capacities as officers of the Registrant, do each hereby certify, that, to the best of such officer’s knowledge:
(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Richard A. Fair
Richard A. Fair
President and Chief Executive Officer
(Principal Executive Officer)
November 7, 2017

/s/ Alan A. Musso
Alan A. Musso
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
November 7, 2017

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the report), irrespective of any general incorporation language contained in such filing.